No. *	U.S. $ *

WORLDBID CORPORATION

(Incorporated under the laws of the State of Nevada)

10% CONVERTIBLE NOTE
DUE APRIL 30, 2008

(BEING ONE OF A SERIES OF CONVERTIBLE NOTES APPROVED BY RESOLUTION
OF THE DIRECTORS OF THE COMPANY DATED JANUARY 25, 2006,
AND SUBJECT TO THE TERMS AND CONDITIONS (THE “TERMS”) THEREOF.)

          FOR VALUE RECEIVED, WORLDBID CORPORATION (herein referred to as the “Company”) promises to pay to

*

or any subsequent registered holder hereof (the “Holder”), the principal sum of

*

on or prior to April 30, 2008 (the “Maturity Date”), and to pay interest on the principal sum outstanding on April 30th of each year commencing on April 30, 2006, at the rate of 10% per annum subject to adjustment for any part period in accordance with the Terms of this Note. Such interest shall be paid in United States currency or common shares in accordance with the Terms of this Note, to the person and at the address in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the “Note Register”) on the business day immediately preceding the payment date. The principal of this Note is payable, if converted in shares of Common Stock, or if not converted, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Note is registered on the Note Register on the business day immediately preceding the payment date. The forwarding of such payment shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum or Common Shares so paid.

          THIS NOTE is one of a duly authorized issue of Notes of the Company, designated as its 10% Convertible Notes due April 30, 2008 (the “Notes”).

          THIS NOTE is subject to the terms and conditions established by Resolution of the Directors of the Company dated January 25, 2006 creating the series of Notes, which are incorporated herein by reference, and available for inspection at the head office of the Company at Suite 201 – 810 Peace Portal Drive, Blaine, WA, 98230, USA.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

WORLDBID CORPORATION

By:
[AUTHORIZED SIGNATORY]